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                                                                         Ex 4.17


                           CONVERSION RIGHTS AGREEMENT

      This Conversion Rights Agreement is made this 5th day of February 2001, by and between RED BELL BREWING COMPANY, a Pennsylvania corporation ("RED BELL"), and CDB FINANCE CORPORATION, a Pennsylvania corporation ("CDB").

                                   BACKGROUND

      RED BELL has executed and delivered to CDB a note dated of even date herewith in the original principal amount of $57,000 due on or before August , 2001 ("Note"). As more fully set forth herein, RED BELL has granted to CDB the right to convert all or any portion of the principal of the Note into shares of RED BELL Common Stock ("Common Stock").

                                    AGREEMENT

      NOW THEREFORE, intending to be legally bound, the parties hereto agree as follows:

      1. Conversion Rights.

            A. Conversion. Subject to the terms and conditions hereof, CDB may convert all or any portion of the principal amount of the Note at any time or from time to time prior to the maturity date of the Note, into fully paid and non-assessable shares of RED BELL's Common Stock, subject to adjustment as provided in Section 2 hereof ("Conversion Rights"). The number of shares of Common Stock to be issued upon any such conversion shall be determined by dividing the principal amount of the Note to be converted by the Conversion Price (as defined herein). Subject to adjustment, the Note is convertible into 19,000 shares of Common Stock.

            B. Conversion Price. The Conversion Rights shall be exercised by delivery to RED BELL (prior to the maturity date) of the Note certificate and the completed Election To Convert Form which is attached hereto. The Conversion Price shall be $3.00 per share of Common Stock, subject to adjustment as provided in Section 2 hereof ("Conversion Price").

            C. Exercise. Upon the surrender of the Note certificate and the completed Election To Convert Form as aforesaid, RED BELL shall issue and cause to be delivered with all reasonable dispatch to CDB a certificate or certificates for the number of full shares


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of Common Stock so purchased upon the exercise of the Conversion Rights. Such certificate or certificates shall be deemed to have been issued and CDB shall be deemed to have become a holder of record of such Common Stock on and as of the date of the delivery to RED BELL of the Note certificate and the completed Election To Convert Form as aforesaid. If, however, at the date of surrender of the Note certificate and the completed Election To Convert Form, the transfer books for the Common Stock issuable upon the exercise of the Conversion Rights shall be closed, the certificates for the Common Stock in respect to which any such Conversion Rights are then exercised shall be issued and CDB shall become a record owner of such Common Stock on and as of the next date on which such books shall be opened, and until such date RED BELL shall be under no duty to deliver any certificate for such Common Stock.

            D. Partial Conversion. The Conversion Rights shall be exercisable, at the election of CDB, either as an entirety, or from time to time for any part of the outstanding principal amount of the Note, and in the event that the Conversion Rights are exercised with respect to less than the entire then outstanding principal amount of the Note, at any time prior to the maturity date, a new certificate will be issued to CDB in the remaining principal amount of the Note.

            E. Maturity Date.

                  1. All of the Conversion Rights must be exercised in accordance with the terms hereof prior to the maturity date of the Note. At and after the maturity date any and all unexercised rights hereunder shall expire and all such unexercised Conversion Rights shall without any action on behalf of RED BELL become null and void. RED BELL shall not be required to provide notice to CDB of the expiration of the Conversion Rights hereunder, and the Conversion Rights shall automatically expire without any required prior notice from RED BELL.

                  2. If RED BELL elects to prepay the Note in whole or in part any time prior to the maturity date, CDB shall have the right to convert all of (but not less than all of) the principal amount to be prepaid by RED BELL into shares of Common Stock pursuant to the terms and conditions hereof. Such right to convert must be exercised within five(5) days following receipt by the holder hereof from RED BELL of notice of prepayment.


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            F. Reservation. There has been reserved, and RED BELL shall at all times keep reserved out of the authorized and unissued shares of Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the Conversion Rights. RED BELL agrees that all shares of Common Stock issued upon exercise of the Note shall be, at the time of delivery of the certificates for such Common Stock, validly issued and outstanding, fully paid and non-assessable.

            G. Fractional Shares. RED BELL shall not issue any fractional shares of Common Stock pursuant to any conversion of the Note and shall pay cash to CDB in lieu of any such fractional shares.

      2. Conversion Price Adjustments. The Conversion Price shall be subject to adjustment from time to time only as set forth hereinafter:

            A. In case RED BELL shall declare a Common Stock dividend on the Common Stock, then the Conversion Price shall be proportionately decreased as of the close of business on the date of record of said Common Stock dividend in proportion to such increase of outstanding shares of Common Stock.

            B. If RED BELL shall at any time subdivide its outstanding Common Stock by recapitalization, reclassification or split-up thereof, the Conversion Price immediately prior to such subdivision shall be proportionately decreased, and, if RED BELL shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification, reverse stock split, or combination thereof, the Conversion Price immediately prior to such combination shall be proportionately increased. Any such adjustment to the Conversion Price shall become effective at the close of business on the record date for such subdivision or combination. The Conversion Price shall be proportionately increased or decreased, as the case may be, in proportion to such increase or decrease, as the case may be, of outstanding shares of Common Stock.

            C. (i) If Red Bell shall issue any Additional Stock (as defined below) at any time prior to the maturity date of the Note for consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Conversion Price in effect immediately prior to each such issuance shall be adjusted to a price determined by multiplying


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such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by Red Bell for all such Additional Stock so issued would purchase at such Conversion Price in effect immediately prior to the issuance of such Additional Stock, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of such Additional Stock; provided that, for the purpose of this subsection (i), all shares of Common Stock issuable upon conversion of the Note shall be deemed to be outstanding.

            (ii) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by Red Bell for any underwriting or otherwise in connection with the issuance and sale thereof.

            (iii) In the case of issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Board of Directors, irrespective of any accounting treatment.

            (iv) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities (which are not excluded from the definition of Additional Stock), the following provisions shall apply:

                  1. The aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections (ii)and (iii)), if any, received by Red Bell upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby.

                  2. The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of


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options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by Red Bell for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by Red Bell upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections (ii) and (iii)).

            (v) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection (iv)) by Red Bell after the date of this Agreement other than (a) the issuance of securities upon exchange or conversion of Red Bell options, warrants, debentures or other convertible securities outstanding as of the date hereof; (b) Common Stock issued pursuant to a transaction described in subsections A or B hereof; (c) the grant of additional options or warrants, or the issuance of additional shares of Common Stock, after the date hereof to current or former employees, officers, directors, or consultants of Red Bell directly or pursuant to a stock option plan or stock plan or an Employee Benefit Plan (as defined in Rule 405 of the Act);(d) Common Stock issued or issuable upon conversion of the Note; or (e) the issuance by Red Bell of debt securities with no equity feature.

            D. Whenever the Conversion Price is adjusted as herein provided, RED BELL shall promptly mail to CDB a statement signed by an officer of RED BELL setting forth the adjusted Conversion Price, determined as so provided.

      3. Restrictive Legend.

            A. The Common Stock into which the Note may be converted may not be offered for sale or sold, or otherwise transferred in any transaction which would constitute a sale thereof within the meaning of the Securities Act of 1933, as amended (the "Act"), unless: (i) such security has been registered for sale under the Act and registered or qualified under applicable state securities laws relating to the offer and sale of securities; or (ii) exemptions from the registration requirements of the Act and the registration or qualification requirements of all such state securities laws are available and RED BELL shall have received an


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opinion of counsel reasonably satisfactory to RED BELL that the proposed sale or other disposition of such securities may be effected without registration under the Act and would not result in any violation of any applicable securities laws relating to the registration or qualification of securities for sale.

            B. As set forth above, and except as provided in the Registration Rights Agreement dated of even date herewith between RED BELL and CDB, the Common Stock into which the Note is convertible shall not be registered under the Act or any state securities laws, and shall constitute restricted securities as defined under Rule 144 promulgated under the Act.

      4. No Right. CDB, as holder of the Note, shall not be entitled to any of the rights of a shareholder of RED BELL prior to the date of issuance of the Common Stock by RED BELL pursuant to any conversion of the Note.

      5. Securities Laws. As a condition to the issuance of any Common Stock, CDB shall execute and deliver such representations, warranties, and covenants, that may be required by applicable federal and state securities law, or that RED BELL determines is reasonably necessary in connection with the issuance of such Common Stock. In addition, the certificates representing the Common Stock shall contain such legends, or restrictive legends, or stop transfer instructions, as shall be required by applicable Federal or state securities laws, or as shall be reasonably required by RED BELL or its transfer agent.

      6. Choice of Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Pennsylvania without regard to Pennsylvania's conflict of laws provisions.

      7. Assigns, Etc..This Agreement shall be binding upon and inure to the benefit of RED BELL's successors and assigns and subject to Section 3 hereof, CDB's permitted successors and assigns.


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written.



                                          RED BELL BREWING COMPANY


                                      By: James R. Bell
                                          -------------------------------
                                          James R. Bell,
                                          President


                                          CDB FINANCE CORPORATION

                                      By: David Bernstein
                                          -------------------------------
                                          David Bernstein,
                                          President


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RED BELL BREWING COMPANY
3100 Jefferson Street
Philadelphia, Pennsylvania  19121
Attn: James R. Bell,
        President



                            ELECTION TO CONVERT FORM

            The undersigned hereby irrevocably elects to exercise the rights of
conversion set forth in the Conversion Rights Agreement dated February   , 2001
between RED BELL and CDB FINANCE CORPORATION. The undersigned desires to convert
$      of the principal amount of the attached Note certificate into      shares
of Common Stock all as provided for in the Conversion Rights Agreement and tenders herewith the original Note, all in accordance with the Agreement. The undersigned requests that a certificate representing such shares of Common Stock shall be issued to and registered in the name of the undersigned and delivered to the undersigned at the address set forth below. If less than the entire principal amount of the Note represented by the certificate has been converted, then a new Note certificate in the remaining principal amount of the Note shall be issued to and registered in the name of the undersigned and delivered to the undersigned at the address set forth below.


Dated: ____________ , 20__         Signature:__________________________________

                                   Print Name:_________________________________

                                   Print Address:______________________________
                                   ____________________________________________
                                   ____________________________________________